UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2024, Sterling Infrastructure, Inc. (the “Company”) held its 2024 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the results of which are set forth in Item 5.07 below, the Company’s shareholders approved the second amended and restated 2018 Stock Incentive Plan (the “Plan”). The compensation committee of the Company’s board of directors will generally administer the Plan and has the authority to grant awards under the Plan, including setting the terms of the awards. Awards under the Plan may be granted in any one or a combination of the following forms: non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code. The terms of the Plan are generally consistent with the amended and restated 2018 Stock Incentive Plan, but include the following material revisions:
•an increase of the authorized shares under the Plan by 1,900,000 from 3,400,000 to 5,300,000;
•an increase of the number of shares that may be granted without compliance with minimum vesting requirements by 95,000 from 170,000 to 265,000, which is 5% of the total shares available under the Plan; and
•extension of the term of the Plan from May 5, 2031 to May 9, 2034.
The Plan is further described under the heading “Proposal 4: Adoption of the Second Amended and Restated 2018 Stock Incentive Plan” in the 2024 Proxy Statement filed with the Securities and Exchange Commission on March 26, 2024, which description is hereby incorporated. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders (1) elected each of William T. Bosway, Roger A. Cregg, Joseph A. Cutillo, Julie A. Dill, Dana C. O'Brien, Charles R. Patton, Thomas M. White and Dwayne A. Wilson to serve as directors of the Company, each until the next annual meeting or the election of his or her successor; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2024, and (4) approved the second amended and restated 2018 Stock Incentive Plan.

Of the 31,152,222 shares of the Company’s common stock outstanding as of the record date, 27,152,963 shares were represented in person or by proxy at the Annual Meeting. The independent inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1: Election of each of the eight director nominees.

Name	For	Against	Abstain	Broker Non-Votes

William T. Bosway	23,166,710	676,914	16,265	3,293,074

Roger A. Cregg	23,710,808	132,730	16,351	3,293,074

Joseph A. Cutillo	23,777,719	65,886	16,284	3,293,074

Julie A. Dill	23,771,757	77,634	10,498	3,293,074

Dana C. O'Brien	23,152,103	696,572	11,214	3,293,074

Charles R. Patton	21,861,715	1,981,866	16,308	3,293,074

Thomas M. White	23,705,319	138,015	16,555	3,293,074

Dwayne A. Wilson	21,769,528	2,073,997	16,364	3,293,074

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

23,233,436	557,252	69,201	3,293,074

Proposal No. 3: Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2024.

For	Against	Abstain

26,263,039	870,074	19,850

Proposal No. 4: Adoption of the Second Amended and Restated 2018 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes

22,665,181	1,150,152	44,556	3,293,074
Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Sterling Infrastructure, Inc. Second Amended and Restated 2018 Stock Incentive Plan (incorporated by reference to Sterling Infrastructure, Inc.’s Registration Statement on Form S-8 filed on May 9, 2024 (SEC File No. 1-31993)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	May 9, 2024	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer